UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2014

Fresh Medical Laboratories, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54600	20-1922768
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

757 East South Temple
Suite 150
Salt Lake City, Utah 84102
(Address of Principal Executive Offices) (Zip Code)

(801) 204-9623
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02

Unregistered Sale of Securities

Effective July 1, 2014, Fresh Medical Laboratories, Inc. (the “Company”) entered into a Consulting Services Agreement (the “Consulting Agreement”) with Leavitt Partners, LLC (“Leavitt Partners”) pursuant to which Leavitt Partners agreed to provide strategic consulting services to the Company. As consideration for the services, the Company issued to Leavitt Partners a warrant to purchase 900,000 shares of common stock of the Company (the “Warrant”). The Warrant has an exercise price of $0.50 per share, vests with respect to 180,000 initially and with respect to 15,000 shares per month thereafter (with accelerated vesting upon a change of control) and expires 10 years after issuance. The Warrant stops vesting upon termination of the Consulting Agreement by the Company.

The offer and sale of the Warrant were, and the offer and sale of any shares of common stock issuable upon exercise of the Warrant will be, effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investor confirmed to us that the investor was an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to the Ccompany; (d) the investor acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 1, 2014, Nathan Wade resigned as a director of the Company.

Effective July 1, 2014, the Board of Directors of the Company appointed Richard McKeown as a director of the Company. Mr. McKeown has served as Chief Executive Officer of Leavitt Partners, a health care advisory firm, since 2009. From 2005 to 2009, Mr. McKeown was the Chief of Staff at the U.S. Department of Health and Human Services. From 2003 to 2005, Mr. McKeown was the Chief of Staff in the Officer of Administrator at the U.S. Environmental Protection Agency, and from 1999 to 2003, Mr. McKeown was the Chief of Staff to Governor Michael Leavitt in the State of Utah. Mr. McKeown recently co-published a book entitled Finding Allies, Building Alliances with Michael Leavitt. Mr. McKeown holds a B.S. degree from Ohio University and a Juris Doctorate from the University of Utah School of Law.

The information provided in the first paragraph of Item 3.02 above is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(a)

Exhibit.

4.1

Warrant to Purchase Common Stock issued to Leavitt Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fresh Medical Laboratories, Inc.

Dated: July 7, 2014

By: /s/ Steven C. Eror

Steven C. Eror, Chief Executive Officer

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